EXHIBIT 1

                                 WDO CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)



                              FINANCIAL STATEMENTS
                                  June 30, 2002



                                 WDO CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                    as of June 30, 2002 and December 31, 2001

                                         ASSETS

                                          June 30,       December 31,
                                            2002             2001
CURRENT ASSETS
                                          (111)                971
   Cash                                   (111)                971
                                 ---------------------------------

    Total Current Assets                  (111)                971
                                 ---------------------------------

OTHER
ASSETS                                                           0
                                 ---------------------------------

  Total Other Assets                                             0
                                 ---------------------------------

TOTAL ASSETS
                                          (111)                971
                                 =================================


                                 WDO CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                    as of June 30, 2002 and December 31, 2001


                              LIABILITIES AND STOCKHOLDERS' EQUITY

                                          June 30,       December 31,
                                            2002             2001
LIABILITIES

Current Liabilities                      1,500                   0
                                 ---------------------------------

  Total Current Liabilities              1,500                   0
                                 ---------------------------------

STOCKHOLDERS' EQUITY


  Common Stock, authorized              20,000              20,000
  20,000,000 shares of stock,
  issued and outstanding 20,000,000,
  par value $0.001 per share

  Additional Paid in Capital             7,900               7,900

  Stock Subscribed                      (1,500)             (1,500)

  Deficit accumulated during the
  development stage                    (28,011)            (25,453)
                                 ---------------------------------

  Total Stockholders' Equity             (1611)                947
                                 ---------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      (111)                947
                                 =================================

                                 WDO CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

             for the period from December 31, 2001 to June 30, 2002

                                           Period                    Period
                                     January 1, 2002         July 31 (inception)
                                    To June 30, 2002        To December 31, 2001


INCOME
     Revenue                                 0                          0
                                 ------------- --------------------------

EXPENSES
     General, Selling and
     Administrative                     (2,558)                   (25,453)
                                 ------------- --------------------------

     Total Expense                      (2,558)                   (25,453)
                                 ------------- --------------------------

     Loss before Provision for
     Income Taxes                       (2,558)                    (2,558)

     Provision for Income Taxes              0                          0
                                 ------------- --------------------------


NET INCOME (LOSS)                       (2,558)                    (25453)
                                 ============= ==========================


Primary and Diluted Earnings
 (Loss) per Weighted Average
 Number of Common Shares                     a                          a
                                 ------------- --------------------------

Weighted Average Number of
Common Shares                       20,000,000                 20,000,000
                                 ------------- --------------------------
a: less than $0.01

                                 WDO CORPORATION
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

              for the period from January 1, 2002 to June 30, 2002

                                          Common Stock             Additional                   Accumulated
                                       Shares         Amount        Paid in         Stock          Deficit
                                                                    Capital      Subscribed
                                  -------------- -------------- -------------- -------------- --------------
Initial Capitalization

     Stock issued for services        19,600,000         19,600          4,000
     Stock sales for cash                 400000            400           3600          (1500)
     Cash Contributed                                                      300
Retained Earnings (Loss)                                                                             (28,011)

Balance, June 30, 2002                  20000000          20000           7900          (1500)       (28,011)


                                 WDO CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
             for the periods from December 31, 2001 to June 30, 2002

                                          Period                    Period
                                                                   July 31,
                                      January 1, 2002           2001(inception)
                                        To June 30,             To December 31,
                                           2002                      2001
                                  ------------------------  ------------------------
Cash Flows from
Operating Activities

   Net Loss                               (2,558)                  (25,453)

   Consulting for stock                        0                    23,600

   Changes in assets
   and Liabilities                             0                         0
                        ------------------------  ------------------------

Net Cash Provided by
Operations                                (2,558)                   (1,853)
                        ------------------------  ------------------------

Cash Flows Used
in Investing Activities                        0                         0
                        ------------------------  ------------------------

 Cash Flow from
 Financing Activities

                        ------------------------  ------------------------
 Cash Contribution                         1,500                       300
                        ------------------------  ------------------------
 Sales of Stock                                0                     2,500
                        ------------------------  ------------------------

Cash Flows from
Financing Activities                           0                     2,800
                        ------------------------  ------------------------

Net Increase (Decrease)
in Cash                                   (1,058)                      947

Cash, Beginning of
Period                                       947                         0
                        ------------------------  ------------------------

Cash, End of Period                         (111)                      947
                        ========================  ========================

                                 WDO Corporation
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

                    Note 1. GENERAL ORGANIZATION AND BUSINESS


WDO Corporation (the Company) was organized in the state of Nevada on July 31, 2001. The Company is currently in its development stage and to date its activities have been limited to organization and capital formation. The Company currently has no operations and, in accordance with SFAS No. 7, is considered a development stage company.

Note 2.   INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchanges Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with with the Company's financial statements and related notes as contained in Form 10-SB for the period beginning July 31, 2001 (inception), and ended December 31, 2001. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the six months ended June 30, 2002, are not necessarily indicative of results of operations to be expected for the full year.